UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 23, 2014

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 23, 2014, HealthSouth Corporation, a Delaware corporation (the “Company”), and a newly formed subsidiary, HealthSouth Home Health Corporation, a Delaware corporation (“HHH”), entered into a Stock Purchase Agreement (the “Agreement”) with EHHI Holdings, Inc., a Delaware corporation (“EHHI”), the holders of securities of EHHI named as parties thereto (collectively, the “Sellers”), and the Sellers’ Representative named therein. EHHI is headquartered in Dallas, Texas and owns the Encompass home health and hospice business (“Encompass”). Pursuant to the Agreement, HHH will acquire, and the Sellers will sell to HHH, all of the issued and outstanding equity interests of EHHI, other than equity interests contributed to HealthSouth Home Health Holdings, Inc., a Delaware corporation and a newly formed subsidiary of the Company that is the parent of HHH (“Holdings”), by certain Sellers in exchange for shares of common stock of Holdings as described below, for approximately $750 million, subject to certain adjustments (the “Acquisition”).
The Agreement contains representations and warranties customary for transactions of this type. EHHI has agreed to various customary covenants and agreements, including, among others, to use commercially reasonable efforts to conduct its business in the ordinary course, consistent with past practice during the interim period between the execution of the Agreement and the closing of the Acquisition and not to engage in certain kinds of significant transactions during this period. The parties have also agreed to use their reasonable best efforts to obtain approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, the Agreement provides for indemnification rights with respect to breaches of certain representations, warranties, and covenants by either party, as well as for other specified matters.
Consummation of the Acquisition is subject to certain customary conditions, including, among others, (i) the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Agreement; (ii) the absence of a material adverse effect with respect to the business of EHHI; (iii) the absence of certain legal injunctions or impediments prohibiting the transaction; and (iv) expiration or termination of all applicable waiting periods under the HSR Act.
The Agreement also contains certain termination provisions for the Company and the Sellers’ Representative (including if the Acquisition is not completed by March 31, 2015). Subject to the satisfaction of the closing conditions, the parties anticipate completing the Acquisition on or before December 31, 2014.
Concurrently with the execution of the Agreement, certain members of Encompass management who are also Sellers, including April Anthony, the Chief Executive Officer of Encompass, also entered into a Rollover Stock Agreement, pursuant to which, effective immediately prior to the closing of the Acquisition, such Sellers will contribute a portion of their shares of common stock of EHHI in exchange for shares of common stock of Holdings. The Sellers who are parties to the Rollover Stock Agreement are expected to contribute in the aggregate between approximately $16 million and $50 million of their proceeds from the Acquisition in exchange for shares of common stock of Holdings. In addition, Ms. Anthony and certain other executives of Encompass have entered into amended and restated employment agreements with EHHI which will become effective at the closing of the Acquisition and have initial three-year terms.
The description of the Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Agreement. A copy of the Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 if not otherwise filed prior to that. When filed, the Form 10‑K or other form will also be available on the Company’s website at http://investor.healthsouth.com under SEC filings. The copy of the Agreement attached as an exhibit to such form is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates or EHHI. The representations, warranties, and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement.
Item 7.01. Regulation FD Disclosure.
On November 24, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company has entered into the Agreement referenced herein.

In this press release, the Company announced a conference call to be held at 11:00 a.m. Eastern Time on Monday, November 24, 2014. A copy of the supplemental slides which will be discussed during the Company’s call is attached to this report as Exhibit 99.2 and incorporated herein by reference.
The information under this Item 7.01 along with Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibits 99.1 and 99.2 attached hereto are not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the supplemental slides attached to this report as Exhibit 99.2 include non-GAAP financial measures, including the Company’s leverage ratio and Adjusted EBITDA. The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt. The Company reconciled historical Adjusted EBITDA to net income in the Form10-Q for the quarterly period ended September 30, 2014 (the “September 2014 Form 10‑Q”) available on the Company’s website at http://investor.healthsouth.com under SEC filings.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2013 (the “2013 Form 10‑K”) and Note 4, Long-term Debt, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the September 2014 Form 10-Q. These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement-its interest coverage ratio and its leverage ratio-could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations and closed locations, (3) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, including the matters related to Ernst & Young LLP and Richard Scrushy discussed in Note 18, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2013 Form 10-K and Note 11, Contingencies and Other Commitments, to the condensed consolidated financial statements included in the September 2014 Form 10-Q, and (4) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
Under the credit agreement, the Adjusted EBITDA calculation does not include net income attributable to noncontrolling interests and includes (1) gain or loss on disposal of assets, (2) professional fees unrelated to the stockholder derivative litigation, and (3) unusual or nonrecurring cash expenditures in excess of $10 million. These items may not be indicative of the Company’s ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2013 Form 10-K.
Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K are forward-looking statements, such as those relating to the purchase price and the likelihood, timing and effects of the completion of this acquisition. In addition, the Company may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking statements speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such statements, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. The Company's actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, the regulatory review and approval process, the satisfaction of other closing conditions, including expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company, including those related to yet undiscovered issues at the acquired company; litigation brought to prevent the closing of this transaction; the possibility this acquisition will experience other unexpected delays; adverse effects on the Company’s stock price resulting from the announcement, closing or the integration of this acquisition; the ability to ultimately realize anticipated tax benefits; the ability to successfully complete and integrate this acquisition consistent with the Company’s growth strategy, including realization of anticipated revenues, cost savings, and productivity improvements arising from the related operations and avoidance of unforeseen exposure to liabilities; significant changes in the Company’s or the acquired company’s management team; changes in the regulation of the healthcare industry broadly or the home health and hospice area specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or the home health and hospice area specifically and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where the acquired company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as any unforeseen issues related to integration of the acquired company’s systems; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10-K for the year ended December 31, 2013 and Form10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of HealthSouth Corporation, dated November 24, 2014.
99.2
Supplemental slides provided in connection with the conference call of HealthSouth Corporation on November 24, 2014 relating to the signing of an agreement to acquire Encompass Home Health and Hospice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: November 24, 2014